Exhibit 10.3

                                 ASPA GOLD CORP.
                 (Formerly known as RENAISSANCE BIOENERGY INC.)
                          AMENDMENT TO PROMISSORY NOTE

THE ROGER F. RUTTENBERG TRUST DATED JULY 12, 1986 ("Note holder") is the holder of the Promissory Note dated June 1, 2010 in the principal amount of US$29,545 (the "Note") of ASPA Gold Corp. (formerly known as Renaissance BioEnergy Inc.), a Nevada corporation ("Company"). The Company is entering into a Line of Credit Loan Agreement (the "Loan Agreement") with North American Gold & Minerals Fund ("NAGMF"), pursuant to which NAGMF will make available to the Company an unsecured line of credit. As a condition to entering into the Loan Agreement, NAGMF requires that Note holder and Company amend the terms of the Note to revise the terms of Note holder's option to convert the Note into shares of common stock of the Company. Accordingly, for good and valuable consideration and intending to be legally bound hereby, Note holder and Company hereby amend the Note as follows:

1. The interest rate set forth in Section 2 of the Note is reduced to 3%, effective from May 25, 2010. Interest through the date hereof shall be capitalized and added to the principal amount of the Note.

2. The second and third sentences of paragraph 4 of the Note, entitled "Method of Payments" are hereby deleted in their entirety, effective immediately, and are replaced with the following:

     "Lender, at its own option, shall be permitted to convert all or any portion of the Note to common shares of the Borrower's common stock prior to the Maturity Date. The number of shares to be issued shall be determined by dividing the amount submitted for conversion by the price per share at which common stock is sold for purely monetary consideration by the Company in a capital raise of at least US$5,000,000 that closes prior to the Maturity Date. In order to receive this conversion price, the Note holder must issue a notice of conversion within ten (10) trading days of receipt of a notification by the Company to the Contact Information below of the issuance of the shares. The shares issued to the Note holder will be on the identical terms and conditions as the newly issued shares. If there are no newly issued shares prior to the Maturity Date, the Note shall be paid in full on or before the Maturity Date. In the event that the Note is not repaid within ten (10) trading days of the Maturity Date, the Note holder shall have the right institute legal action for collection with the prevailing party entitled to reasonable legal fees incurred."

3. Company shall issue to Note holder 492,416 shares of its common stock as consideration for Note holder's agreement to this Amendment.
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     This  Amendment  shall be governed by and construed in accordance  with the laws of the State of Nevada (other than conflict-of-laws principles). Shareholder hereby consents to the jurisdiction of the State and Federal courts sitting in Clark County, Nevada, for all cases and controversies arising from this Agreement and acknowledges that said courts are not "inconvenient forums."

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Amendment as of the day and year set forth below.

ASPA GOLD CORP., formerly known as
Renaissance BioEnergy Inc., a Nevada
Corporation


By: /s/ Ronald Y Lowenthal
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    RONALD Y LOWENTHAL
Date: DECEMBER 7, 2010

THE ROGER F. RUTTENBERG TRUST DATED
JULY 12, 1986


By: /s/
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    Trustee
Date: DECEMBER 7, 2010

Contact Information for Notification

Name:
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Address:
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Phone No.:
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Fax No.:
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Email:
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